Exhibit 99.1

BioDelivery Sciences Confirms 505(b)(2) Pathway for BEMA

Buprenorphine/Naloxone for Opioid Dependence Following FDA Meeting

Definitive bioequivalence study results compared to Suboxone anticipated by year-end

RALEIGH, N.C., March 2, 2011 - BioDelivery Sciences International, Inc. (Nasdaq:BDSI) announced the positive outcome of a pre-Investigational New Drug (pre-IND) meeting with the U.S. Food and Drug Administration (FDA) on the development program for BEMA Buprenorphine/Naloxone, BDSI’s potential treatment for opioid dependence. The development program discussed is based on pharmacokinetic and safety data for a 505(b)(2) New Drug Application (NDA).

“We believe that the BEMA drug delivery technology is a very efficient and convenient means to deliver buprenorphine for the treatment of opioid dependence,” said Dr. Andrew Finn, Executive Vice President of Product Development for BDSI. “As anticipated, the 505(b)(2) regulatory approach will allow us to more quickly progress the NDA program for BEMA Buprenorphine/Naloxone forward.”

BEMA Buprenorphine/Naloxone will utilize BDSI’s patented BioErodible MucoAdhesive (BEMA) drug delivery technology to deliver buprenorphine and the abuse deterrent naloxone, which is currently marketed in sublingual formulations known as Suboxone from Reckitt Benckiser. According to Wolters Kluwer, sales of buprenorphine products for the treatment of opioid dependence exceeded $1 billion in 2010. BDSI believes that BEMA Buprenorphine/Naloxone has the potential to efficiently deliver buprenorphine and will provide patients with an easy to use thin film formulation that adheres to the inner cheek and quickly dissolves.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain

“forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, results of the clinical development for and regulatory review of BEMA Buprenorphine/Naloxone) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned that peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such estimates are accurate or that such sales levels will be achieved, if at all.

Contact

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com